UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2013

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 100	Berwyn, PA 19312
(Address of Principal Executive Offices)	(Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events

As disclosed on a Current Report on Form 8-K filed on March 20, 2013, Universal Business Payment Solutions Acquisition Corporation (the “Company”) received correspondence from The Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq believed the Company was not in compliance with Listing Rule 5555(a)(2), which requires the Company to have at least 300 round-lot public holders. As previously disclosed, Nasdaq advised that such failure served as a basis for delisting.  After attending an appeal of such decision on March 7, 2013, the Company received a letter on March 15, 2013 from Nasdaq granting them an extension until April 15, 2013 to provide evidence of having at least 300 round lot holders, which the Company provided to Nasdaq on April 1, 2013.

On April 15, 2013, the Company received a letter from Nasdaq indicating that the Company had satisfied the requirements for initial listing and that the Company’s common stock would continue to be traded on the Nasdaq Capital Market under the symbol “UBPS”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2013

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien Title: Chief Financial Officer